                                                                     EXHIBIT 4.2


                                NORTHROP GRUMMAN
                                PEI SAVINGS PLAN


                            Effective March 1, 1996

                               TABLE OF CONTENTS
                               -----------------

ARTICLE 1--Introduction..............................................   1
     Section 1.01.  Purpose..........................................   1
     Section 1.02.  Effective Date...................................   1
     Section 1.03.  Sponsor..........................................   1
     Section 1.04.  Construction.....................................   1
     Section 1.05.  Predecessor Plan.................................   1
     Section 1.06.  Requirement of Government Approval...............   1

ARTICLE 2--Definitions...............................................   2
     Section 2.01.  Account..........................................   2
     Section 2.02.  Affiliated Companies.............................   2
     Section 2.03.  Amount Credited..................................   2
     Section 2.04.  Basic Allotment..................................   2
     Section 2.05.  Board............................................   2
     Section 2.06.  Committee........................................   2
     Section 2.07.  Company..........................................   2
     Section 2.08.  Eligible Employee................................   2
     Section 2.09.  ERISA............................................   3
     Section 2.10.  Employing Companies..............................   3
     Section 2.11.  Employing Company Contributions..................   3
     Section 2.12.  Enrollment Date..................................   3
     Section 2.13.  Fund.............................................   3
     Section 2.14.  Leased Employee..................................   3


     Section 2.15.  Non-Vested Portion...............................   3
     Section 2.16.  Normal Retirement Date...........................   3
     Section 2.17.  Participating Employee...........................   3
     Section 2.18.  Plan.............................................   3
     Section 2.19.  Plan Administrator...............................   4
     Section 2.20.  Plan Year........................................   4
     Section 2.21.  Predecessor Plan.................................   4
     Section 2.22.  P.R. Code........................................   4
     Section 2.23.  Regular Stated Salary............................   4
     Section 2.24.  Rollover Amount..................................   4
     Section 2.25.  Special Assignment Employee......................   4
     Section 2.26.  Supplementary Allotment..........................   4
     Section 2.27.  Total Compensation...............................   4
     Section 2.28.  Trustee..........................................   4
     Section 2.29.  Trust Fund.......................................   4
     Section 2.30.  U.S. Code........................................   4
     Section 2.31.  Valuation Date...................................   4
     Section 2.32.  Vested Portion...................................   4
     Section 2.33.  Vesting Service..................................   4

ARTICLE 3--Participation.............................................   6
     Section 3.01.  Election to Participate..........................   6
     Section 3.02.  Rollover Before Electing to Participate..........   6
     Section 3.03.  Rehired Employees................................   6
     Section 3.04.  Committee Rules for Participation................   6



ARTICLE 4--Allotments From Pay/Rollovers.............................   7
     Section 4.01.  Basic Allotments.................................   7
     Section 4.02.  Supplementary Allotments.........................   7
     Section 4.03.  Limitations on Contributions.....................   7
     Section 4.04.  Payments into the Plan...........................   7
     Section 4.05.  Vesting of Basic and Supplementary Allotments....   7
     Section 4.06.  Change in Rate of Allotments.....................   7
     Section 4.07.  Rollovers........................................   7
     Section 4.08.  The Committee's Right to Redesignate or Return
                    Contributions....................................   7
     Section 4.09.  Limitation on Basic and Supplementary
                    Allotments.......................................   8
     Section 4.10.  Definitions......................................   8
     Section 4.11.  Insufficient Pay.................................   8

ARTICLE 5--Election by Participating Employee to
           Suspend Allotments........................................   9
     Section 5.01.  Right to Suspend Allotments......................   9
     Section 5.02.  Commencement of Allotments after Suspension......   9
     Section 5.03.  Basic Allotments Suspended.......................   9

ARTICLE 6--Employing Company Contributions...........................  10
     Section 6.01.  Amount of Employing Company Contributions........  10
     Section 6.02.  Vesting of Employing Company Contributions.......  10
     Section 6.03.  Additional Vesting Rules.........................  10
     Section 6.04.  Military Service.................................  10

ARTICLE 7--Application of Forfeited Employing Company
           Contributions.............................................  11
     Section 7.01.  Application of Forfeited Amounts.................  11

ARTICLE 8--Limitation Of Credits To Participating
           Employee's Account........................................  12


     Section 8.01.  In General.......................................  12
     Section 8.02.  Percentage and Dollar Limitations................  12
     Section 8.03.  Limits on Highly Compensated Employees...........  12
     Section 8.04.  Section 415 Limitations..........................  13
     Section 8.05.  Committee Authority..............................  13

ARTICLE 9--Accounts and Records of Plan..............................  14
     Section 9.01.  Participating Employee Accounts..................  14
     Section 9.02.  Valuation Of Accounts............................  14

ARTICLE 10--Investment of Accounts...................................  15
     Section 10.01. In General.......................................  15
     Section 10.02. Investment Elections.............................  15
     Section 10.03. Committee Rules..................................  15

ARTICLE 11--Withdrawal and Distribution..............................  16
     Section 11.01. Payments.........................................  16
     Section 11.02. Withdrawals During Employment....................  16
     Section 11.03. Effect of Withdrawals............................  17
     Section 11.04. Distribution upon Retirement or Termination......  17
     Section 11.05. Distribution on Death of a Participating
                    Employee.........................................  17
     Section 11.06. Restoration of Forfeited Amounts.................  17
     Section 11.07. Committee Rules..................................  17

ARTICLE 12--Designation of Beneficiaries.............................  18
     Section 12.01. Designation of Death Benefit Beneficiary.........  18
     Section 12.02. Forms to be Used.................................  18
     Section 12.03. Failure to Designate Beneficiary Disputes........  18



ARTICLE 13--Benefits Not Assignable..................................  19
     Section 13.01. No Assignment....................................  19

ARTICLE 14--Administration...........................................  20
     Section 14.01. In General.......................................  20
     Section 14.02. The Committee....................................  20
     Section 14.03. Resignation of Committee Members.................  20
     Section 14.04. Conduct of Business..............................  20
     Section 14.05. Quorum...........................................  20
     Section 14.06. Voting...........................................  20
     Section 14.07. Records and Reports of the Committee.............  20
     Section 14.08. Powers of the Committee..........................  20
     Section 14.09. Allocation or Delegation of Duties and
                    Responsibilities.................................  21
     Section 14.10. Procedure for the Allocation or Delegation of
                    Fiduciary Duties.................................  21
     Section 14.11. Expenses of the Plan.............................  22
     Section 14.12. Indemnification..................................  22
     Section 14.13. Extensions of Time Periods.......................  22
     Section 14.14. Claims Procedures................................  22
     Section 14.15. Qualified Domestic Relations Orders..............  24

ARTICLE 15--Management of Funds......................................  25
     Section 15.01. The Trust........................................  25
     Section 15.02. The Trustee......................................  25
     Section 15.03. The Investment Committee.........................  25
     Section 15.04. Alternate Members................................  25
     Section 15.05. Actions by the Investment Committee..............  25


     Section 15.06. Investment Responsibilities......................  26
     Section 15.07. Liability and Indemnity..........................  26

ARTICLE 16--The Trust and the Trustee................................  27
     Section 16.01. In General.......................................  27
     Section 16.02. Temporary Investments and Uninvested Funds.......  27

ARTICLE 17--Transfers Among Affiliated Companies.....................  28
     Section 17.01. General Rule.....................................  28
     Section 17.02. Transfer to an Affiliated Company Which is Not
                    an Employing Company.............................  28
     Section 17.03. Transfer from an Affiliated Company which is not an Employing Company.............................  28

ARTICLE 18--Amendment and Termination................................  29
     Section 18.01. Right to Amend the Plan..........................  29
     Section 18.02. Termination or Reduction.........................  29
     Section 18.03. Partial Terminations.............................  29

ARTICLE 19--Mergers..................................................  30
     Section 19.01. Merger of Plans..................................  30

ARTICLE 20--Return of Contributions..................................  31
     Section 20.01. In General.......................................  31
     Section 20.02. Exceptions.......................................  31
     Section 20.03. Amount to be Returned............................  31

ARTICLE 21--Miscellaneous............................................  32
     Section 21.01. Headings.........................................  32
     Section 21.02. Construction.....................................  32
     Section 21.03. Employment Rights................................  32
     Section 21.04. Limitation to Trust Fund.........................  32



     Section 21.05. Separability.....................................  32
     Section 21.06. Top Heavy Rules..................................  32

                                   APPENDICES

APPENDIX A--Section 415 Limits.......................................  33
     Section A.01.  In General.......................................  33
     Section A.02.  Reductions Among Defined Contribution Plans......  33
     Section A.03.  Reductions Under the Overall Limit...............  33
     Section A.04.  Treatment of Excesses............................  33

APPENDIX B--Top Heavy Provisions.....................................  34
     Section B.01.  Generally........................................  34
     Section B.02.  Vesting..........................................  34
     Section B.03.  Eligibility for Required Contributions...........  34
     Section B.04.  Required Contribution............................  34
     Section B.05.  Top-Heavy Minimum................................  34
     Section B.06.  Participants Under Defined Benefit Plans.........  35
     Section B.07.  Super Top-Heavy Plans............................  36
     Section B.08.  Leased Employees.................................  36
     Section B.09.  Determination of Top Heaviness...................  36
     Section B.10.  Determination of Super Top Heaviness.............  37
     Section B.11.  Calculation of Top-Heavy Ratios..................  37
     Section B.12.  Cumulative Accounts and Cumulative Accrued
                    Benefits.........................................  37
     Section B.13.  Other Definitions................................  39
     Section B.14.  Affiliated Companies.............................  39
     Section B.15.  Aggregation Group................................  39



   Section B.16.  Compensation.......................................  40
   Section B.17.  Determination Date.................................  41
   Section B.18.  Key Employee.......................................  41
   Section B.19.  Limitation Year....................................  43
   Section B.20.  Nonintegrated......................................  43
   Section B.21.  Special Member.....................................  43
   Section B.22.  Test Period........................................  43
   Section B.23.  Year of Service....................................  43

EXHIBIT AA...........................................................  44

                                   ARTICLE 1
                                 INTRODUCTION

  Section 1.01. Purpose. The purpose of the Northrop Grumman PEI Savings Plan is
  ------------  -------
to provide a convenient way for Eligible Employees to accumulate capital on a regular and longterm basis and to provide for their retirement.

  Section 1.02. Effective Date. The Plan is effective March 1, 1996.
  ------------  --------------

  Section 1.03. Sponsor. The Plan sponsor is the Productos Electronicos
  ------------  -------
Industriales division of Northrop Grumman Electronicos, Inc.

  Section 1.04. Construction. The Plan is intended to be qualified under the
  ------------  ------------
Internal Revenue Code of 1986 as amended, and the Puerto Rico Income Tax Code of 1994, as amended, and is to be interpreted and administered accordingly. Whenever Plan language is drafted with respect to requirements for tax-qualified plans under the U.S. Code, P.R. Code or ERISA or the regulations or rulings under those laws, such language will be interpreted as intended only to implement such statute, regulation or ruling unless additional rights or benefits are given explicitly and clearly by the language of the Plan.

  Section 1.05. Predecessor Plan. This Plan is a successor to the Westinghouse
  ------------  ----------------
de Puerto Rico Retirement Savings Plan, maintained by Westinghouse de Puerto Rico, Inc. for the benefit of Puerto Rican employees of certain Westinghouse Electric Corporation affiliated companies. This Plan was established for the benefit of the participants in the Predecessor Plan as of February 29, 1996 who became employees of the Northrop Grumman Affiliated Companies as of March 1, 1996, and any other Eligible Employees who may be employed by the Employing Companies on or after March 1, 1996.

  Section 1.06. Requirement of Government Approval. All benefits under this Plan
  ------------  ----------------------------------
are entirely conditioned on the receipt by the Plan of determinations from the federal and Puerto Rican tax authorities that the Plan satisfies the qualification requirements of the U.S. and P.R. Codes.

                                   ARTICLE 2
                                  DEFINITIONS

  The following terms when used and capitalized in the Plan shall have the following meanings:

  Section 2.01. Account. The separate account maintained under the Plan for each
  ------------  -------
Participating Employee that represents the Participating Employee's total proportionate interest in the Trust Fund as of any Valuation Date. A Participating Employee's Account consists of the sum of the following subaccounts.

  (a) "Allotments Account" shall mean the portion of the Participating Employee's Account that evidences the value of the Participating Employee's Basic and Supplementary Allotments, including any gains and losses of the Trust Fund attributable thereto.

  (b) "Employing Company Contributions Account" shall mean the portion of the Participating Employee's Account that evidences the value of the Employing Company Contributions made on behalf of the Participating Employee, including any gains and losses of the Trust Fund attributable thereto.

  (c) "Rollover Account" shall mean the portion of the Participating Employee's Account that evidences the value of any Rollover Amount, including any gains and losses of the Trust Fund attributable thereto.

  Section 2.02. Affiliated Companies. The Company and any other entity related
  ------------  --------------------
to the Company under the rules of section 414 of the U.S. Code. The Affiliated Companies include Northrop Grumman Corporation and its 80%-owned subsidiaries and may include other entities as well.

  Section 2.03. Amount Credited. For the purpose of Article 8, Amount Credited
  ------------  ---------------
has the meaning set forth in Section 8.02(a).

  Section 2.04. Basic Allotment. The amounts described in Section 4.01.
  ------------  ---------------

  Section 2.05. Board. The Board of Directors of Northrop Grumman Corporation.
  ------------  -----

  Section 2.06. Committee. The Administrative Committee described in Section
  ------------  ---------
14.01.

  Section 2.07. Company. Northrop Grumman Electronicos, Inc.
  ------------  -------

  Section 2.08. Eligible Employee.
  ------------  -----------------

  (a) An individual reported on the payroll records of an Employing Company as a common law employee who renders service in Puerto Rico on a full-time basis and who is:

       (1) Not covered under a collective bargaining agreement unless retirement benefits were not the subject of good faith bargaining; or

       (2) Covered under a collective bargaining agreement which calls for coverage under the Plan.

  (b) For these purposes, an employee shall be considered rendering service on a full-time basis if he or she works with an Employing Company 40 hours or more per week. Special Assignment Employees and Leased Employees are not Eligible Employees.

  Section 2.09. ERISA. The Employee Retirement Income Security Act of 1974, as
  ------------  -----
amended.

  Section 2.10. Employing Companies. The Affiliated Companies which have
  ------------  -------------------
Employees rendering service in Puerto Rico which have been designated by the Board as eligible to participate in the Plan as listed in Exhibit A attached hereto. Exhibit A may be amended in the future by the Board to include or exclude from participation in the Plan any of the Affiliated Companies.

  Section 2.11. Employing Company Contributions. The contributions made by the
  ------------  -------------------------------
Employing Companies as described in Section 6.01.

  Section 2.12. Enrollment Date. The first day of each calendar quarter
  ------------  ---------------
(January, April, July, and October).

  Section 2.13. Fund. An investment option, selected by the Investment
  ------------  ----
Committee, to which Participating Employees may direct investment of amounts in their Accounts.

  Section 2.14. Leased Employee. Any individual who is not a common law employee
  ------------  ---------------
of the Affiliated Companies but who provides services to an Affiliated Company pursuant to an agreement between the Affiliated Company and any other person and who qualifies as a "leased employee" under section 414(n) of the U.S. Code, or would so qualify but for the requirement that the individual perform substantially full-time work for a period of at least one year.

  Section 2.15. Non-Vested Portion. Portions of account balances which are
  ------------  ------------------
attributable to Employing Company Contributions which have not become Vested in accordance with Article 6.

  Section 2.16. Normal Retirement Date. The first of the month following the
  ------------  ----------------------
date upon which the Eligible Employee attains age 65 or completes five years of Vesting Service, whichever is later.

  Section 2.17. Participating Employee. An Eligible Employee who has elected to
  ------------  ----------------------
participate in the Plan as provided under Article 3 and whose participation has not terminated as provided in the Plan.

  Section 2.18. Plan. The Northrop Grumman PEI Savings Plan.
  ------------  ----

  Section 2.19. Plan Administrator. The Administrative Committee, as described
  ------------  ------------------
in Article 14.

  Section 2.20. Plan Year. The initial period of March 1, 1996 through December
  ------------  ---------
31, 1996 and each calendar year thereafter.

  Section 2.21. Predecessor Plan. The Westinghouse de Puerto Rico Retirement
  ------------  ----------------
Savings Plan.

  Section 2.22. P.R. Code. The Puerto Rico Income Tax Code of 1994, as amended.
  ------------  ---------

  Section 2.23. Regular Stated Salary. An Eligible Employee's regular stated
  ------------  ---------------------
salary payable for services rendered as an Eligible Employee, by an Employing Company, as determined from his or her payroll records, and shall include only base salary.

  Section 2.24. Rollover Amount. A contribution made to this Plan under Section
  ------------  ---------------
4.07 by an Eligible Employee of the total amount distributed to such employee from any pension, profit-sharing, stock bonus or other retirement plan which meets the requirements of Section 1165(a) of the P.R. Code.

  Section 2.25. Special Assignment Employee. A person who is categorized as a
  ------------  ---------------------------
"Special Assignment Employee" in the personnel records of the Affiliated Companies, or a casual or temporary employee.

  Section 2.26. Supplementary Allotment. The amounts described in Section 4.02.
  ------------  -----------------------

  Section 2.27. Total Compensation. As defined in Section 8.02(b).
  ------------  ------------------

  Section 2.28. Trustee. The trustee under the trust agreement referred to in
  ------------  -------
Section 15.02.

  Section 2.29. Trust Fund. The trust fund established under Articles 15 and 16
  ------------  ----------
to hold the assets of the Plan.

  Section 2.30. U.S. Code. The United States Internal Revenue Code of 1986, as
  ------------  ---------
amended.

  Section 2.31. Valuation Date. Any date that the Committee, in its sole
  ------------  --------------
discretion, selects for the revaluation of the Trust Fund and the adjustment of Accounts.

  Section 2.32. Vested Portion. The portion of the Participating Employee's
  ------------  --------------
Employing Company Contributions Account in which the Participating Employee has a nonforfeitable interest as provided in Article 6, plus the aggregate balance of the Participating Employee's Allotments Account and Rollover Account.

  Section 2.33. Vesting Service.
  ------------  ---------------

  (a) For the purpose of the Plan, except as hereinafter provided, an Eligible Employee's period of employment with an Affiliated Company.

  (b) Vesting Service shall also mean any period of time for which an Eligible Employee is paid, or entitled to payment, by the Employing Company on account of a period of time during which no duties are performed due to illness, vacation, disability leave (for up to six months), lay-off or leave of absence (for up to one year), military duty (but only for the time during which his or her right to reemployment is protected by law).

  (c) Vesting Service shall terminate on such Eligible Employee's severance from service date. An Eligible Employee's severance from service date shall be the earlier of the date of his or her retirement, death or other termination of employment with the Employing Company or an Affiliated Corporation of Northrop Grumman Corporation.

  (d) If an Eligible Employee's employment is terminated and he or she is subsequently reemployed within 12 months, the period between his or her severance from service date and the date of his or her reemployment shall be included in his or her Vesting Service.

  (e) Vesting Service shall be expressed in whole years and fractions thereof. Any fraction of a year shall be expressed as a decimal ratio of actual calendar days of service to a year of 365 days.

  (f) No Vesting Service will be credited for periods prior to March 1, 1996 except as provided in (g).

  (g) In addition to service credited on and after March 1, 1996, an Employee's Vesting Service under this Plan includes the "Eligibility Service" remaining to his or her credit as of February 29, 1996 under the Predecessor Plan. No credit will be given for service that was lost under the provisions of the Predecessor Plan, as those provisions existed from time to time, except to the extent such service can be regained through buybacks.

  (h) Periods of employment with the Westinghouse Electric Corporation affiliated group after February 29, 1996 will not be credited as Vesting Service.

                                   ARTICLE 3
                                 PARTICIPATION

  Section 3.01. Election to Participate. Any Eligible Employee as of March 1,
  ------------  -----------------------
1996 who was a participant in the Predecessor Plan as of February 29, 1996 shall be a participant in this Plan as of March 1, 1996. Any other Eligible Employee may elect to participate in the Plan immediately upon employment or on any Enrollment Date thereafter.

  Section 3.02. Rollover Before Electing to Participate. An Eligible Employee
  ------------  ---------------------------------------
who is not a Participating Employee but who nevertheless has made a rollover into the Plan under Section 4.07 of the Plan shall, solely for the purpose of his or her Rollover Amount, be considered to be a Participating Employee. Such Eligible Employee shall become a Participating Employee for all purposes of the Plan when he or she subsequently elects to participate under Section 3.01 of the Plan.

  Section 3.03. Rehired Employees. In the event a Participating Employee's
  ------------  -----------------
employment terminates and he or she is subsequently reemployed by an Employing Company, and becomes again an Eligible Employee, such employee shall be eligible to become a Participating Employee immediately and the previous period of Vesting Service shall be reinstated and utilized in making any subsequent determination of any vested benefit right he or she may have acquired with respect to the Employing Company Contributions Account.

  Section 3.04. Committee Rules for Participation. Participation in the Plan
  ------------  ---------------------------------
shall be made in accordance with the rules and procedures and using the forms of the Committee. The Committee may change its rules, procedures and forms from time to time.

                                   ARTICLE 4
                         ALLOTMENTS FROM PAY/ROLLOVERS

  Section 4.01. Basic Allotments. Allotments shall be made from pay received in
  ------------  ----------------
each payroll period. Eligible Employees may, subject to the limitations contained in the Plan, authorize Basic Allotments in amounts equal to 1%, 2%, 3%, or 4% of Total Compensation (limited by U.S. Code section 401(a)(17)). Such Basic Allotment shall be considered an elective "cash or deferred arrangement" under section 1165(e) of the P.R. Code.

  Section 4.02. Supplementary Allotments. An Eligible Employee who has
  ------------  ------------------------
authorized the maximum Basic Allotment in accordance with Section 4.01 may, subject to the limitations contained in the Plan, authorize Supplementary Allotments in amounts equal to 1%, 2%, 3%, or 4% of Total Compensation. Such Supplementary Allotment shall be considered an elective "cash or deferred arrangement" under section 1165(e) of the P.R. Code.

  Section 4.03. Limitations on Contributions. An Eligible Employee shall be
  ------------  ----------------------------
entitled to contribute to the Plan only through payroll deductions except as allowed by Section 4.07 of the Plan.

  Section 4.04. Payments into the Plan. Allotments shall be accumulated during
  ------------  ----------------------
each month and shall be remitted by the Employing Company to the Trustee as soon as practicable after the end of the month.

  Section 4.05. Vesting of Basic and Supplementary Allotments. Basic and
  ------------  ---------------------------------------------
Supplementary Allotments shall be Vested at all times and shall not be subject to forfeiture.

  Section 4.06. Change in Rate of Allotments. A Participating Employee may
  ------------  ----------------------------
change the rate of Basic or Supplementary Allotments by filing a prescribed form with the payroll office. If a Participating Employee elects to change the rate of Basic or Supplementary Allotments, the prescribed form must be delivered to the payroll office by the 20th day of the month preceding the next Enrollment Date. An election delivered after the 20th day of the month preceding an Enrollment Date, shall be effective on the next succeeding Enrollment Date. A Participating Employee who has made an election hereunder may not make a subsequent election effective until the next Enrollment Date.

  Section 4.07. Rollovers. An Eligible Employee of an Employing Company may,
  ------------  ---------
upon approval of the Committee and submission of proof that the Rollover Amount came from another qualified plan or from an individual retirement account (if such rollover is authorized by the Puerto Rico Secretary of the Treasury), add a Rollover Amount to the Plan provided that such Rollover Amount is paid to the Trustee within 60 days of the date the employee received the qualifying rollover distribution as described in section 165(b) of the P.R. Code. Rollovers shall be Vested at all times and shall not be subject to forfeiture.

  Section 4.08. The Committee's Right to Redesignate or Return Contributions.
  ------------  ------------------------------------------------------------
Notwithstanding any provisions of this Article to the contrary, the Committee may repay to a Participating Employee any Basic or Supplementary Allotments if necessary to satisfy the participation and nondiscrimination requirements of Section 4.09 of the Plan and section 165(e)(3) of the P.R. Code.

  Section 4.09. Limitation on Basic and Supplementary Allotments. The amounts
  ------------  ------------------------------------------------
that may be repaid by the Committee pursuant to Section 4.08 are the amounts necessary so that the Actual Deferral Percentage for Highly Compensated Eligible Employees (as herein defined below) of an Employing Company for the Plan Year bears a relationship to the Actual Deferral Percentage (as herein defined below) for all other Eligible Employees of an Employing Company for such Plan Year which satisfied either of the following tests:

  (a) The Actual Deferral Percentage for the Highly Compensated Eligible Employees is not more than 1.25 times the Actual Deferral Percentage of all other Eligible Employees, or

  (b) The excess of the Actual Deferral Percentage for the Highly Compensated Eligible Employees over the Actual Deferral Percentage for all Eligible Employees does not exceed 2%, and the Actual Deferral Percentage for the Highly Compensated Eligible Employees is not more than 2 times the Actual Deferral Percentage of all other Eligible Employees.

  Section 4.10. Definitions. For the purpose of Section 4.09, the following
  ------------  -----------
terms shall have the following meanings:

  (a) "Actual Deferral Percentage" shall mean the average of the ratios (calculated separately for each Eligible Employee in the group) of (i) the amount of Basic and Supplementary Allotments in the Plan Year, to (ii) the Eligible Employee's "Total Regular Stated Salary" for the Plan Year.

  (b) "Highly Compensated Eligible Employees" shall mean any Eligible Employee who receives in the Plan Year more "Total Regular Stated Salary" than two-thirds of all Eligible Employees of an Employing Company.

  (c) For the purpose of this Section "Total Regular Stated Salary" means the "Regular Stated Salary" for an entire Plan Year.

  Section 4.11. Insufficient Pay. The making of allotments from the pay of a
  ------------  ----------------
Participating Employee shall be suspended if the pay is insufficient (after all other authorized deductions from pay) to permit the making of the full amount of such allotments.

                                   ARTICLE 5
           ELECTION BY PARTICIPATING EMPLOYEE TO SUSPEND ALLOTMENTS

  Section 5.01. Right to Suspend Allotments. A Participating Employee may
  ------------  ---------------------------
voluntarily suspend the making of Basic Allotments and Supplementary Allotments at any time. Such an election shall be made in accordance with the procedures of the Committee. The Election shall be effective as soon as administratively possible.

  Section 5.02. Commencement of Allotments after Suspension. An Eligible
  ------------  -------------------------------------------
Employee may terminate a suspension of allotments made under Section 5.01. An election to recommence allotments shall be made in accordance with the procedures of the Committee.

  Section 5.03. Basic Allotments Suspended. Whenever the making of Basic
  ------------  --------------------------
Allotments from the pay of a Participating Employee is suspended, contributions by the Employing Company shall also be suspended.

                                   ARTICLE 6
                        EMPLOYING COMPANY CONTRIBUTIONS

  Section 6.01. Amount of Employing Company Contributions. Each Employing
  ------------  -----------------------------------------
Company shall contribute on behalf of each of its Participating Employees an amount equal to 50% of the amount of the Basic Allotment from the pay of each Participating Employee. Employing Company Contributions shall not exceed 2% of Total Compensation (limited by U.S. Code section 401(a)(17)) for a Participating Employee. No Employing Company Contributions will be made with respect to Supplementary Allotments.

  Section 6.02. Vesting of Employing Company Contributions. For purposes of the
  ------------  ------------------------------------------
Plan, "Vested" shall mean that the Participating Employee has a non-forfeitable interest in an Account in the Plan. Employing Company Contributions shall become Vested in accordance with the following schedule:


             Years of
          Vesting Service     Vested Percentage
          ---------------     -----------------
            Less than 3                0%
            3 or more                100%

  Nevertheless, any Eligible Employee who joined the Plan as of January 1, 1992 was immediately 100% Vested. If the Eligible Employee elected not to join the Plan on January 1, 1992 but did so as of any subsequent date, he or she is subject to the above vesting schedule.

  Section 6.03. Additional Vesting Rules. In addition to the provisions of
  ------------  ------------------------
Section 6.02 of the Plan, Employing Company Contributions shall become 100% Vested upon the death of the Participating Employee.

  Section 6.04. Military Service. A Participating Employee's Vesting Service
  ------------  ----------------
shall be deemed to continue, and the Participating Employee shall continue to accumulate Vesting Service for vesting purposes, during any period of service in the Armed Forces of the United States provided he or she returns to active service with the Employing Company within the time during which his or her right to reemployment is protected by law.

                                   ARTICLE 7
            APPLICATION OF FORFEITED EMPLOYING COMPANY CONTRIBUTIONS

  Section 7.01. Application of Forfeited Amounts. All amounts forfeited under
  ------------  --------------------------------
the Plan by a Participating Employee shall be applied as a credit to reduce subsequent contributions of the Employing Company at the time of forfeiture. Accounts shall be valued as of the Valuation Date used in valuing the distributed amount as a result of the event causing the forfeiture. In the event the Plan is terminated, any forfeitures not applied prior thereto to reduce an Employing Company's Contributions shall be credited pro rata to the Accounts of the Participating Employees in proportion to the amounts of its contributions to such Accounts for the last month with respect to which it made contributions.

                                   ARTICLE 8
           LIMITATION OF CREDITS TO PARTICIPATING EMPLOYEE'S ACCOUNT

  Section 8.01. In General. This Article sets forth other limitations imposed by
  ------------  ----------
the U.S. Code and P.R. Code on contributions which may be made to the Plan on behalf of Highly Compensated Employees (as defined in section 414(q) of the U.S.
Code) as well as limitations applicable to all Participating Employees. Sections
4.08 through 4.10 contain additional limitations.

  Section 8.02. Percentage and Dollar Limitations
  ------------  ---------------------------------

  (a) Notwithstanding any other provision of the Plan, the maximum Amount Credited to the Account of any Participating Employee in any Plan Year shall not exceed the lesser of:

       (1)  8% of Total Compensation; or

       (2) $7,500 reduced by the amount of the Participating Employee's pre-tax contributions to individual retirement arrangements described in section 1169(a) and (b) of the P.R. Code and other tax-qualified plans (or such lesser amount as required by the P.R. Code or U.S. Code and the regulations under the Codes).

  (b) The following definitions apply for the purposes of this Section:

       (1) Definition of Amounts Credited. In determining the limitations of
           ------------------------------
  this Section, the "Amount Credited" to a Participating Employee's Account shall mean all Basic Allotments and Supplementary Allotments.

       (2) Definition of Total Compensation. "Total Compensation" shall mean a
           --------------------------------
  Participating Employee's regular wages or salary plus any commissions, shift differential, or overtime pay. Total Compensation shall not include bonuses or incentive awards.

  (c) Reduction of Amounts Credited to Comply With Article 8 Limitations. In the
      ------------------------------------------------------------------
event that the Amounts Credited to the account of a Participating Employee are limited under this Section, the reduction of Amounts Credited will apply, to the extent required, in the following order:

       (1) Credits resulting from Supplementary Allotments, which amounts shall be returned to the Participating Employee; and

       (2) Credits resulting from Basic Allotments which amounts shall be returned to the Participating Employee.

  Section 8.03. Limits on Highly Compensated Employees. All Participating
  ------------  --------------------------------------
Employee and Employing Company contributions for "Highly Compensated Employees" (as defined in section 414(q) of the U.S. Code) are subject to the special limitations imposed by sections 401(k) and 401(m) of the U.S. Code. These rules, incorporated here by reference, are designed so that the amount of contributions for Highly Compensated Employees are limited based on the amount of contributions made for non-Highly Compensated Employees.

  Section 8.04. Section 415 Limitations. The maximum amount of contributions to
  ------------  -----------------------
any Participating Employee's Account in any Plan Year may not exceed the lesser of $30,000 (indexed in accordance with IRS regulations) or 25% of the Participating Employee's compensation for the year. In certain cases, benefits under other plans may be counted towards these limits. Further rules governing the application of this Section appear in Appendix A.

  Section 8.05. Committee Authority. The Committee has the authority to reduce
  ------------  -------------------
contributions during the Plan Year, to repay contributions and to forfeit amounts in order to protect the tax qualification of the Plan and for reasons of administrative convenience.

                                   ARTICLE 9
                         ACCOUNTS AND RECORDS OF PLAN

  Section 9.01. Participating Employee Accounts. A separate Account is
  ------------  -------------------------------
maintained for each Participating Employee having an amount to his or her credit under the Plan. The Account separately keeps track of a Participating Employee's benefits. The Committee shall also establish subaccounts to keep track of components of each Account.

  Section 9.02. Valuation Of Accounts. The assets of the Trust Fund are valued
  ------------  ---------------------
as of the end of each calendar quarter and, in the discretion of the Committee, on any other date. Valuations take into account earnings and losses of the Trust Fund along with appreciation or depreciation, expenses and distributions. The method of valuation is determined by the Committee.

                                   ARTICLE 10
                            INVESTMENT OF ACCOUNTS

  Section 10.01. In General. The Committee will establish a number of different
  -------------  ----------
investment funds for the Plan. The Committee may change the funds from time to time.

  Section 10.02. Investment Elections. Participating Employees may elect how
  -------------  --------------------
their future contributions will be invested in the various investment funds and may change their elections from time to time. In addition, Participating Employees may elect to make transfers of previously contributed amounts plus earnings among the different funds.

  Section 10.03. Committee Rules. Selections of investments, changes and
  -------------  ---------------
transfers must be made according to the rules and procedures and using the forms of the Committee.

  (a) The Committee may prescribe rules which may include, among other matters, limitations on the amounts which may be transferred and procedures for electing transfers.

  (b) The Committee may prescribe rules for valuing accounts for purposes of transfers. Such rules may, in the Committee's discretion, use averaging methods to determine values. The Committee may also change the methods it uses for valuation from time to time.

  (c) The Committee may prescribe the periods and frequency with which Participating Employees may change investment elections and make transfers.

  (d) The Committee may change its rules, procedures and forms under this Article from time to time.

                                   ARTICLE 11
                          WITHDRAWAL AND DISTRIBUTION

  Section 11.01. Payments. All withdrawals from the Plan during employment shall
  -------------  --------
be paid in cash. All distributions from the Plan upon retirement, termination, or death shall be paid in cash and/or shares of employer stock held in the Account.

  Section 11.02. Withdrawals During Employment.
  -------------  -----------------------------

  (a) Withdrawal Events. A Participating Employee may elect to withdraw all or a
      -----------------
portion of the Vested Portion of his or her Account only in the case of Hardship as defined in Paragraph (c) below and determined by the Committee.

  (b) Elections to Withdraw. Elections to withdraw must be made in accordance
      ---------------------
with Committee procedures. A Participating Employee who fulfills the requirements of paragraph (a) above may make an election to withdraw amounts only twice in every Plan Year but not more than once per quarter.

  (c) Definition of Hardship. Hardship will exist if the withdrawal is necessary
      ----------------------
in light of the financial need of the Participating Employee. Such determination will be made by the Committee in its absolute discretion provided that:

       (1) Such determination is made in accordance with uniform and nondiscriminatory standards established by the Committee;

       (2) The distribution cannot exceed the amount required to meet the immediate and heavy financial need created by the Hardship;

       (3) The funds needed are not reasonably available from other resources of the Participating Employee including distributions (other than hardship distributions) and nontaxable loans available under any plan, through reimbursement or compensation by insurance or otherwise, by liquidation of assets to the extent such liquidation would not itself cause an immediate and heavy financial need, by cessation of contributions to the Plan, or by borrowing from commercial sources on reasonable commercial terms;

       (4) Such Hardship determination meets the requirements under section 1165(e) of the P.R. Code and its regulations; and

       (5) Such Hardship withdrawals are limited to the following purposes:

            (1) To purchase the principle residence of the Participating Employee, or

            (2) To pay tuition and related educational fees for the next twelve months of post-secondary education of the Participating Employee, his or her spouse or an eligible dependent.

  Section 11.03. Effect of Withdrawals.
  -------------  ---------------------

  (a) A Participating Employee who makes a withdrawal pursuant to Paragraph (a) of Section 11.02 of the Plan will be suspended from making Basic Allotments and Supplementary Allotments for the next 12 months following the Hardship withdrawal.

  (b) In addition, Basic Allotments and Supplementary Allotments in the year following the year of the withdrawal will be limited to the allotments maximum provided under Section 5.01 of the Plan minus the Basic Allotments and Supplementary Allotments made to the Plan in the year of the Hardship withdrawal.

  Section 11.04. Distribution upon Retirement or Termination.
  -------------  --------------------------------------------

  (a) Distribution of Vested Amounts. If a Participating Employee retires or his
      ------------------------------
or her employment is terminated, the Vested Portion of his or her Account shall be distributed to him or her as soon as practicable following the next Valuation Date after retirement or termination occurs.

  (b) Forfeiture of Non-Vested Portion. When a distribution is made pursuant to
      --------------------------------
Paragraph (a), any Non-Vested Portion of his or her Account shall be forfeited.

  Section 11.05. Distribution on Death of a Participating Employee. In case of
  -------------  --------------------------------------------------
the death of a Participating Employee while in the employment of an Employing Company, his or her entire Account balance shall be distributed in a lump sum to the beneficiary(ies) he or she has designated in writing or, if no designation has been made, then to his or her estate.

  Section 11.06. Restoration of Forfeited Amounts. Notwithstanding any other
  -------------  --------------------------------
provision of the Plan relating to the forfeiture of the NonVested Portion of an Account, all Employing Company Contribution amounts forfeited shall subsequently be restored to the employee's Account, through contributions of the Employing Company, if such employee is rehired by an Affiliated Company.

  Upon rehire, the employee's Account shall be credited with the amount previously forfeited and it shall be invested in accordance with the Participating Employee's current election under Article 11 of the Plan.

  Section 11.07. Committee Rules. Withdrawals and distributions must be made
  -------------  ---------------
according to the rules and procedures and utilizing the forms of the Committee.

                                   ARTICLE 12
                         DESIGNATION OF BENEFICIARIES

  Section 12.01. Designation of Death Benefit Beneficiary. A Participating
  -------------  -----------------------------------------
Employee may designate a beneficiary or beneficiaries to receive all or part of the amounts credited to the Participating Employee's Accounts in case of death. A designation of beneficiary may be replaced by a new designation or may be revoked by the Participating Employee at any time. Provided, however, that if the Participating Employee is married and he or she is designating as beneficiary a person other than his or her spouse, then spousal consent will be required. For these purposes, "spousal consent" means the written consent given by the Participating Employee's spouse to the designation made by the Participating Employee of a specified beneficiary. Such consent shall be duly witnessed by a Plan representative or notary public and shall acknowledge the effect on the spouse of the Participating Employee's election. Any consent by a spouse shall be effective only with respect to such spouse. In the case of death of the Participating Employee, the amount of the Participating Employee's Accounts with respect to which a designation of beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be distributed in accordance with the Plan to the designated beneficiary or beneficiaries.

  Section 12.02. Forms to be Used. A designation or revocation shall be on a
  -------------  ----------------
form prescribed by the Committee, signed by the Participating Employee and delivered to the appropriate payroll office.

  Section 12.03. Failure to Designate Beneficiary Disputes. The amount in a
  -------------  -----------------------------------------
Participating Employee's Account distributable upon death and not subject to a valid designation shall be distributed to the Participating Employee's estate. If there shall be any question as to the legal right of any beneficiary or beneficiaries to receive a distribution under the Plan, the amount in question may be paid to the estate of the Participating Employee, in which event the Trustee and the Employing Company shall have no further liability to anyone with respect to such amount.

                                   ARTICLE 13
                            BENEFITS NOT ASSIGNABLE

  Section 13.01. No Assignment. No Participating Employee shall have the right
  -------------  -------------
to alienate or assign benefits provided under the Plan and Trust. If any Participating Employee shall attempt to alienate or assign such benefits, or should such benefits be subject to attachment, execution, garnishment or other legal or equitable process, the Trustee may take the necessary steps so that such benefits shall not be available to the Participating Employee, for the members of his or her family or others. This restriction shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participating Employee pursuant to a "domestic relations order", unless such order is determined to be a "qualified domestic relations order" as that term is defined in ERISA section 206(d)(3).

                                  ARTICLE 14
                                ADMINISTRATION

  Section 14.01. In General. The general administration of the Plan is the
  -------------  ----------
responsibility of the Administrative Committee. The Committee is the "Committee" under ERISA. In addition, the Committee and each of its members are "named fiduciaries" of the Plan under ERISA. Committee members and all other Plan fiduciaries may serve in more than one fiduciary capacity with respect to the Plan.

  Section 14.02. The Committee. The Committee consists of at least three members
  -------------  -------------
appointed by the Board who serve at the pleasure of the Board, without compensation, unless otherwise determined by the Board.

  Section 14.03. Resignation of Committee Members. A member of the Committee may
  -------------  --------------------------------
resign at any time by delivering a written resignation to the Board and to the Secretary of the Committee. The member's resignation will be effective as of the date of delivery or, if later, the date specified in the notice of resignation.

  Section 14.04. Conduct of Business. The Committee shall elect a Chairman from
  -------------  -------------------
among its members and a Secretary who may or may not be a member. The Committee shall conduct its business according to the provisions of this Article and shall hold meetings in any convenient location.

  Section 14.05. Quorum. A majority of all of the members of the Committee
  -------------  ------
constitutes a quorum and has power to act for the entire Committee.

  Section 14.06. Voting. All actions taken shall be by majority vote of the
  -------------  ------
members attending a meeting, whether physically present or through remote communications. In addition, actions may be taken by written consent without a meeting. The agreement or disagreement of any member may be by means of any form of written or oral communications.

  Section 14.07. Records and Reports of the Committee. The Committee shall keep
  -------------  ------------------------------------
such written records as it shall deem necessary or proper, which records shall be open to inspection by the Board.

  Section 14.08. Powers of the Committee. The Committee shall have all powers
  -------------  -----------------------
necessary or incident to its office as Committee. Such powers include, but are not limited to, full discretionary authority to:

  (a) Prescribe rules for the operation of the Plan;

  (b)  Determine eligibility;

  (c) Comply with the requirements of reporting and disclosure under ERISA and any other applicable law and to prepare and distribute other communications to employees as part of plan operations;

  (d) Prescribe forms to facilitate the operation of the Plan;

  (e) Secure government approvals for the Plan;

  (f) Construe and interpret the terms of the Plan, including the power to remedy possible ambiguities, inconsistencies or omissions;

  (g) Determine the amount of benefits and authorize payments from the Trust
Fund;

  (h)  Maintain records;

  (i) Litigate, settle claims, and respond to and comply with court proceedings and orders on the Plan's behalf;

  (j) Enter into contracts on the Plan's behalf; and

  (k) Exercise all other powers given to the Committee under other Sections of the Plan.

  Section 14.09. Allocation or Delegation of Duties and Responsibilities. The
  -------------  -------------------------------------------------------
Committee and the Board may:

  (a) Employ agents to carry out nonfiduciary responsibilities;

  (b) Employ agents to carry out fiduciary responsibilities (other than trustee responsibilities as defined in section 405(c)(3) of ERISA) under the rules of
Section 14.10;

  (c) Consult with counsel, who may be of counsel to the Affiliated Companies;

  (d) Provide for the allocation of fiduciary responsibilities (other than trustee responsibilities as defined in section 405(c)(3) of ERISA) among their members under the rules of Section 14.10; and

  (e) In particular, designate one or more Employees to have responsibility for designing and implementing administrative procedures for the Plan.

  Section 14.10. Procedure for the Allocation or Delegation of Fiduciary Duties.
  -------------  --------------------------------------------------------------
The rules of this Section are:

  (a) Any allocation or delegation of fiduciary responsibilities must be approved by majority vote, in a resolution approved by the majority;

  (b) The vote cast by each member for or against the adoption of such resolution must be recorded and made a part of the written record of the proceedings;

  (c) Any delegation or allocation of fiduciary responsibilities may be changed or ended only under the rules of (a) and (b) of this Section.

  Section 14.11. Expenses of the Plan. All reasonable and proper expenses of
  -------------  --------------------
administration of the Trust Fund including counsel fees will be withdrawn by the Trustee out of the Trust Fund unless paid by the Employing Companies.

  (a) No expenses may be withdrawn without the consent of the Committee. The Committee may authorize the Trustee to withdraw particular expenses or kinds of expenses on a standing basis.

  (b) The Employing Companies may initially pay any expense that normally would be a charge on the Trust Fund and later obtain reimbursement from the Trust Fund.

       (1) This even applies in cases where at the time of the Employing Company's initial payment of the expense, it is not clear that the Employing Company may lawfully seek reimbursement from the Trust Fund but the Employing Company's legal right to reimbursement is later clarified.

       (2) It is specifically anticipated that there may be situations, such as litigation, where the Employing Company might choose to bear costs initially, but later obtain reimbursement many years after the costs were incurred. Such delayed reimbursements shall be permissible.

  Section 14.12. Indemnification. Northrop Grumman Corporation agrees to
  -------------  ---------------
indemnify and reimburse, to the fullest extent permitted by law, members of the Board, the Committee and employees of any Affiliated Company acting for the Company, as well as former members and former Employees, for any and all expenses, liabilities, or losses arising out of any act or omission relating to the rendition of services for or the management and administration of the Plan, except in instances of gross misconduct.

  Section 14.13. Extensions of Time Periods. For good cause shown, the Committee
  -------------  --------------------------
may extend any period set forth in the Plan for taking any action required of any Participating Employee, former Participating Employee or beneficiary to the extent permitted by law.

  Section 14.14. Claims Procedures Section 14.14.  No benefits will be paid
  -------------  -------------------------------
under the Plan unless a proper claim is submitted to the Committee for them. The Committee will meet at least monthly to review applications for benefits submitted to it. The procedures for claims denials and seeking review of a denial or partial denial of a claim for benefits are described in this Section.

  (a) Notification to claimant of decision. Notice of decision on any claim for benefits shall be furnished to the claimant within 60 days after receipt of the claim by the Committee. A claimant may deem his or her claim to be denied for purposes of further review described below in the event a decision is not furnished to the claimant within such 60-day period.

  (b) Content of notice. Every claimant who is denied a claim for benefits in whole or in part shall receive a written notice setting forth in a manner calculated to be understood by the claimant:

       (1) The specific reason or reasons for the denial;

       (2) Specific reference to pertinent plan provisions on which the denial is based;

       (3) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

       (4) Appropriate information as to the steps to be taken if the Participating Employee or Beneficiary wishes to submit his or her claim for review including the time limits set forth in subsection (e) and (f).

  (c) Review procedure. A claimant whose claim has been denied in whole or in part or his or her duly authorized representative may:

       (1) Request a review of the denied claim upon written application to the Committee setting forth:

            (A) All of the grounds upon which his or her request for review is based and any facts in support of his or her request, and

            (B) Any issues or comments which the applicant deems pertinent to his or her application; and

       (2)   Review pertinent documents.

  (d) Hearings. In appropriate cases, the Committee may provide for a hearing to be conducted with respect to the review of any claim. In such event, the Committee shall give notice of such hearing to the claimant affected, as well as the procedures for the hearing, such as the length of the hearing, whether witnesses may be presented, whether cross-examination will be allowed and any other matters which the Committee considers pertinent.

  (e) Time For Seeking Review. A claimant may seek review of a denied claim within 65 days after receipt by the claimant of written notification of the denial or partial denial of the claim. Under extraordinary circumstances, the plan may extend this time period.

  (f)  Decision on review.

       (1) A decision by the Committee shall be made promptly, and shall not ordinarily be made later than 60 days after the Committee's receipt of a request for review.

       (2) The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent provisions of the Plan or other documents governing the Plan on which the decision is based.

       (3) The decision on review shall be furnished to the claimant within the appropriate time described in paragraph (1) of this subsection. If the decision on review is not furnished within such time, the claim shall be deemed denied on review.

       (4) The decision of the Committee on any application for benefits shall be final and conclusive upon all persons if supported by substantial evidence in the record.

  (g) Disclosure of Claim Procedures. All Plan participants will be given a description of the claims procedures, which shall include a description of the time limits set forth in (a), (e) and (f), within a reasonable time after joining the Plan.

  Section 14.15. Qualified Domestic Relations Orders. The Committee shall
  -------------  -----------------------------------
establish procedures for handling domestic relations orders.

                                   ARTICLE 15
                              MANAGEMENT OF FUNDS

  Section 15.01. The Trust. All assets of the Plan shall be held as a special
  -------------  ---------
trust in accordance with the terms of the Trust Agreement for the benefit of Participating Employees and their beneficiaries; and subject to Article 20 hereof, in no event shall it be possible at any time prior to the satisfaction of all liabilities (as defined in U.S. Code section 401(a)(2)) with respect to such individuals for any part of the assets of the Plan to be used for or diverted to purposes other than for the exclusive benefit of Participating Employees or their beneficiaries. No person shall have any interest in, or right to, any of such assets or earnings thereon except as expressly provided in the Plan and the Trust Agreement. The Trust Agreement shall be deemed to form a part of this Plan and all rights and benefits that may accrue to any person under this Plan shall be subject to all the terms and provisions of the Trust Agreement.

  Section 15.02. The Trustee. The Trustee shall be appointed by the Board in
  -------------  -----------
accordance with the respective provisions of the Trust Agreement with such powers as may be provided in such agreement. The Board may remove the Trustee at any time upon reasonable notice; upon removal or resignation of such Trustee, the Board shall designate a successor in the place and stead of such removed or resigning Trustee.

  Section 15.03. The Investment Committee. The Investment Committee shall
  -------------  ------------------------
consist of not less than three (3) persons appointed from time to time by, and to serve at the pleasure of, the Board. The members of the Investment Committee shall elect one (1) of their number as Chairman and shall appoint a Secretary and such other officers as the Investment Committee may deem necessary. The Investment Committee may employ such counsel, including investment counsel, as it may require in carrying out the provisions hereof.

  Section 15.04. Alternate Members. The Board may from time to time appoint one
  -------------  -----------------
or more persons as alternate members of the Investment Committee to serve in the absence of members of the Investment Committee, in the manner hereinafter stated, with the same effect as if they were members. The Chairman of the Investment Committee, in his or her discretion, shall designate which of the alternate members shall attend any particular meeting of the Investment Committee for the purpose of obtaining a quorum or full attendance as the Chairman may elect, upon notice given by the Chairman or at his or her direction. Each alternate member shall have all the rights and powers and obligations of a member in respect to the business of meetings which he or she so attends.

  Section 15.05. Actions by the Investment Committee. The majority in number of
  -------------  -----------------------------------
the members of the Investment Committee at the time in office, represented at a meeting by members or alternate members or both, shall constitute a quorum for the transaction of business. Any determination or action of the Investment Committee may be made or taken by a majority of a quorum present at any meeting thereof, or without a meeting, by resolution or written memorandum signed by a majority of the members then in office.

  Section 15.06. Investment Responsibilities.
  -------------  ---------------------------

  (a) The Trustee shall have exclusive authority and discretion to manage, control, purchase, sell, and invest the assets of the Plan, unless one or more Investment Managers are appointed, as provided below in this Section.

  (b) The Board may, in its discretion, appoint one or more Investment Managers who shall have, until terminated by the Board, the power to manage, acquire, and dispose of all or any part of the assets of the Plan allocated to an Investment Manager by the Board. Each Investment Manager (other than the Investment Committee) must represent in writing that it qualifies under the provisions of section 3(38)(B) of ERISA of 1974, as from time to time amended, and acknowledge in writing that it is a fiduciary with respect to the Plan. In that event, the Trustee shall have no obligation to invest or otherwise manage any asset of the Plan which is subject to the management of an Investment Manager.

  (c) In the event that investment powers are divided among two or more Trustees or Investment Managers, the Board shall formulate investment policies for such Trustees and Investment Managers to diversify the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so.

  (d) The Investment Committee shall periodically review and evaluate the investment performance of each Trustee and Investment Manager and advise the Board of such review and evaluation. The Board may delegate to the Investment Committee the responsibility to appoint and terminate Trustees and Investment Managers to allocate Plan assets, to formulate investment policies, and to instruct the Trustee or Investment Manager with respect thereto. In case of such a delegation, the Investment Committee may also appoint itself to serve as an Investment Manager.

  (e) The Investment Committee will establish a funding policy and method to carry out the Plan's objectives and will communicate it in writing to those responsible for the investment of Plan assets.

  Section 15.07. Liability and Indemnity.
  -------------  -----------------------

  (a) No person, Committee member, Investment Committee member, Trustee, or Investment Manager who has a fiduciary responsibility, or to whom such responsibility is allocated, as provided in this Article, by appointment or otherwise, shall be liable for any act or omission or investment policy of any other such fiduciary except as provided in section 405 of the Act.

  (b) To the extent permitted by law, the Employers shall indemnify and hold harmless its directors, officers, and Employees with respect to their responsibilities under this Article, and may purchase insurance to cover the liabilities of such persons for breach of fiduciary duty and any other error or omission.

                                  ARTICLE 16
                           THE TRUST AND THE TRUSTEE

  Section 16.01. In General. To provide for the administration of the Trust
  -------------  ----------
Fund, Northrop Grumman Corporation shall enter into a Trust Agreement with a Trustee appointed by the Northrop Grumman Corporation Board or its delegate. The Trust Agreement shall be in such form and contain such provisions as Northrop Grumman Corporation may deem appropriate, including, but not limited to, provisions with respect to the powers and authority of the Trustee, the authority of Northrop Grumman Corporation to amend the Trust Agreement and to terminate the Trust Fund, the authority of Northrop Grumman Corporation and the Committee to settle the accounts of the Trustee on behalf of all persons having an interest in the Trust Fund, a provision that it shall be impossible for any part of the corpus or income of the Trust Fund to be (within the taxable year or thereafter) used for or diverted to purposes other than for the exclusive benefit of Participating Employees or their beneficiaries, except as provided in
Article 20 or as may be permitted by law. The Trust Agreement shall be deemed to form a part of this Plan and all rights and benefits that may accrue to any person under this Plan shall be subject to all the terms and provisions of the Trust Agreement.

  Section 16.02. Temporary Investments and Uninvested Funds. The Trustee
  -------------  ------------------------------------------
temporarily may hold in cash, may deposit at reasonable rates with banks, including deposits with itself or affiliated banks, and may invest in short-term investments, either directly or through a commingled trust fund maintained by the Trustees, funds received for investment in the Funds. The Trustee may keep uninvested an amount of cash sufficient in its opinion to enable it to carry out the purposes of the Plan. No income shall accrue to an account of any Participating Employee on such uninvested funds.

                                  ARTICLE 17
                     TRANSFERS AMONG AFFILIATED COMPANIES

  Section 17.01. General Rule. Transfer by a Participating Employee from one
  -------------  ------------
Employing Company to another Employing Company shall not affect participation under the Plan.

  Section 17.02. Transfer to an Affiliated Company Which is Not an Employing
  -------------  -----------------------------------------------------------
Company. In the event a Participating Employee is transferred from an Employing
- -------
Company to an Affiliated Company, and such transferee company is not an Employing Company, then all such employees' rights under the Plan shall continue except that he or she shall no longer be entitled to make any allotments or to receive Employing Company Contributions. The Participating Employee will continue to earn Vesting Service under this Plan for the period of employment with the Affiliated Corporation.

  Section 17.03. Transfer from an Affiliated Company which is not an Employing
  -------------  -------------------------------------------------------------
Company. In the event an Eligible Employee has been transferred from an
- -------
Affiliated Company which is not an Employing Company, the period of employment with the Affiliated Company will be included in Vesting Service under this Plan.

                                   ARTICLE 18
                           AMENDMENT AND TERMINATION

  Section 18.01. Right to Amend the Plan. The Company by written resolution of
  -------------  -----------------------
the Board may amend the Plan at any time and in any respect. The Committee through written resolution may amend the Plan to the extent necessary to keep the Plan in compliance with law and with respect to administrative and procedural matters. However, any amendments contemplated by the Committee that may have a significant financial impact for the Company must be referred to the Board for approval.

  Section 18.02. Termination or Reduction. The Plan is entirely voluntary on the
  -------------  ------------------------
part of the Employing Companies.

  (a) The Employing Companies reserve the right at any time to terminate the Plan or to suspend, reduce or partially or completely discontinue contributions to the Plan through written resolution of the Board.

  (b) In the event of a termination of or a complete discontinuance of contributions to the Plan (as defined under section 411(d)(3) of the U.S. Code), the interests of all Participating Employees in their Accounts are fully vested and nonforfeitable.

  (c) Distributions may be made only in the event of a complete termination of the Plan and only to the extent permitted by the tax rules governing the Plan.

  (d) This Section does not apply to partial terminations.

  Section 18.03. Partial Terminations. The Company reserves the right at any
  -------------  --------------------
time to partially terminate the Plan through written resolution of the Board.

  (a) In the event of a partial termination of the Plan (as defined under section 411(d)(3) of the U.S. Code), the rights of Participating Employees affected by the partial termination shall automatically become fully vested but only to the extent required by statute and regulation.

  (b) In the event of a horizontal partial termination, only that portion of a Participating Employee's benefit (if any) which is affected by the horizontal partial termination will become vested.

  (c) No amounts will be distributed on account of a partial termination.

  (d) Nothing in this Plan is intended to give any rights greater than those required by statute or regulation with respect to partial terminations.

                                   ARTICLE 19
                                    MERGERS

  Section 19.01. Merger of Plans. If the Plan shall merge or consolidate with,
  -------------  ---------------
or transfer its assets or liabilities to, any other plan, then, to the extent required by ERISA, each Participating Employee shall be entitled to receive a benefit immediately after such merger, consolidation or transfer (assuming that the Plan had then terminated) which is equal to or greater than the benefit which he or she would have been entitled to receive immediately before such merger, consolidation or transfer (assuming that the Plan had then terminated).

  (a) This Section is intended only to implement sections 401(a)(12) and 414(l) of the U.S. Code and section 208 of ERISA and shall not be construed to require anything more than those statutes require.

  (b) In particular, a merger or transfer under this Section shall not be deemed to require any act or change in status that would be required by an actual termination, such as liquidation of the Trust Fund.

  (c) This Section is also not intended to guarantee Accounts at the level they were at immediately prior to a merger or transfer. Accounts may decrease in value following a merger or transfer just as in the ordinary course and the risk of any such decreases remains on the Participating Employees.

                                   ARTICLE 20
                            RETURN OF CONTRIBUTIONS

  Section 20.01. In General. Unless one of the exceptions in the next Section
  -------------  ----------
applies, ERISA requires that the Trust Fund must be used for the exclusive benefit of Participating Employees and their beneficiaries and to pay reasonable Plan expenses.

  Section 20.02. Exceptions. In the case any contribution is made:
  -------------  ----------

  (a)  by a mistake of fact, or

  (b) which is made conditioned on its deductibility (all contributions are conditioned on their deductibility) and which is not currently deductible under section 404 of the U.S. Code, or

  (c) which is made pending initial qualification of the Plan and the Plan fails to receive initial qualification under either the U.S. Code or P.R. Code,

  to the extent permitted by ERISA, the contribution shall be returned to the Employing Company within one year after the date of payment by mistake or the date of disallowance or the date of the nonqualification determination, whichever applies.

  Section 20.03. Amount to be Returned. The amount of the contribution which may
  -------------  ---------------------
be returned under the previous Section is:

  (a) the excess of the amount contributed over the amount that would have been contributed if there had been no mistake of fact or a mistake in determining the deduction or a plan in existence, as applicable, reduced by

  (b) the amount of losses, if any, attributable to the amount determined in
(a).

                                   ARTICLE 21
                                 MISCELLANEOUS

  Section 21.01. Headings. The headings and subheadings in this Plan have been
  -------------  --------
inserted for convenience of reference only. In the event of a conflict between a heading and the content of a section, the content of the section shall control.

  Section 21.02. Construction. The Plan shall be governed by the laws of Puerto
  -------------  ------------
Rico, where such laws are not in conflict with the applicable federal laws.

  Section 21.03. Employment Rights. Nothing contained in this Plan shall require
  -------------  -----------------
the Employing Companies to retain any Eligible Employee in their service, or shall be construed as a contract of employment between the Employing Companies and any Eligible Employee, or as a limitation of the right of the Employing Companies to discharge any of their Eligible Employees, with or without cause.

  Section 21.04. Limitation to Trust Fund. The Affiliated Companies shall have
  -------------  ------------------------
no liability for benefits under the Plan beyond the contributions required by the terms of the Plan. Nothing in the Plan shall be deemed to give any Participating Employee or beneficiary any right to assets of the Affiliated Companies and all Plan benefits shall be limited to the amounts in the Trust Fund. The Affiliated Companies, the Committee and the Investment Committee do not guarantee the Trust Fund in any manner against loss or depreciation and do not guarantee the payment of any benefit which may become due under the Plan.

  Section 21.05. Separability. If any provision of the Plan shall be held
  -------------  ------------
invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of the Plan, and the Plan shall be construed and enforced as if such provision had not been included.

  Section 21.06. Top Heavy Rules. The Plan shall be subject to the top heavy
  -------------  ---------------
provisions of Appendix B in the event that the Plan should ever become top-heavy.

                                  APPENDIX A
                              SECTION 415 LIMITS

  Section A.01. In General. Contributions under this Plan will be subject to the
  ------------  ----------
limitations of section 415 of the U.S. Code and its regulations, which are incorporated here by reference.

  Section A.02. Reductions Among Defined Contribution Plans. For Participating
  ------------  -------------------------------------------
Employees participating in more than one defined contribution plan, any reductions required by section 415 will be made first with respect to the plan in which the Participating Employee most recently accrued benefits. Any further reductions will be made according the priorities established by the Committee and the administrators of the other plans.

  Section A.03. Reductions Under the Overall Limit. For Participating Employees
  ------------  ----------------------------------
subject to the overall limit for contributions and benefits under both defined contribution and defined benefit plans, reductions will be made under defined benefit plans rather than defined contribution plans. The defined benefit reductions will be made as set forth in those plans.

  Section A.04. Treatment of Excesses. Amounts under this Plan which are in
  ------------  ---------------------
excess of the section 415 limits will be treated as follows:

  (a) First, Participating Employee contributions and earnings allocable to them will be returned to them in the following order:

       (1) Unmatched employee contributions;

       (2) Matched employee contributions;

  (b) If any excess still remains, and the Participating Employee is still covered by the Plan at the end of the Plan Year, the remaining excess will be placed in a suspense account and allocated to the Participating Employee in the following Plan Year or Years in addition to Employing Company contributions and forfeitures which would otherwise be allocated to the Participating Employee.

  (c) If any excess still remains, and the Participating Employee is not covered by the Plan at the end of the Plan Year, the excess amount will be placed in a suspense account and allocated to other Participating Employees in the following Plan Year or Years, reducing dollar-for-dollar the Employing Company contributions and forfeitures that would otherwise be allocated to them.

  (d) Amounts in the suspense account will not be credited with any earnings or losses. If the Plan is terminated, a special allocation of any amounts in a suspense account will be made to all Participating Employees employed as of the termination date in proportion to their Compensation to date for the Plan Year, subject to the section 415 limitations. Any amount which cannot be allocated at Plan termination will revert to the Employing Companies.

                                   APPENDIX B
                              TOP HEAVY PROVISIONS

  Section B.01. Generally. The provisions of this Appendix only apply if the
  ------------  ---------
Plan becomes Top-Heavy. The rules in this Appendix are intended to conform to section 416 of the U.S. Code.

  Section B.02. Vesting. If the Plan becomes Top-Heavy, it shall have no effect
  ------------  -------
on vesting.

  Section B.03. Eligibility for Required Contributions. For any Plan Year in
  ------------  --------------------------------------
which the Plan is Top Heavy, the required contributions described in Section
B.04 shall be provided under this Plan to any employee who meets the requirements of (a) and (b):

  (a) The employee is not a Key Employee.

  (b) The employee has previously become a participant in the Plan and has not separated from service by the end of the Plan Year, with the determination of whether or not an Eligible Employee is a participant for purposes of this Section to be made without regard to whether or not the employee:

       (1) Would otherwise be excluded from participation (or receive no contributions or less than a full contribution) because of a failure to make mandatory employee contributions (or elective deferrals); or

       (2) Would otherwise be excluded from participation (or receive no contributions or less than a full contribution) because his or her earnings are less than a stated amount.

  Section B.04. Required Contribution. The required contribution under this
  ------------  ---------------------
Section shall be:

  (a) An employer contribution equal to the employer contribution to be provided under this Plan without regard to the provisions of this Appendix, increased by the Top-Heavy Minimum under Section B.05 or B.06, whichever applies.

  (b) For purposes of this Appendix, references to "employer contributions" shall include amounts attributable to forfeitures but shall not include amounts attributable to a salary reduction or similar arrangement.

  Section B.05. Top-Heavy Minimum. Unless Section B.06 applies, the Top-Heavy
  ------------  -----------------
Minimum shall be determined under (a) as modified by (b), when applicable, reduced by (c):

  (a) The amount of the minimum employer contribution shall be the lesser of the following percentages of Compensation:

       (1)  Three percent, or

       (2) The highest percentage at which employer contributions are made under the Plan for the Plan Year on behalf of a Key Employee.

            (A) For purposes of this paragraph (2), all defined contribution plans required to be included in an Aggregation Group shall be treated as one plan.

            (B) This paragraph (2) shall not apply if the Plan is required to be included in an Aggregation Group and the Plan enables a defined benefit plan required to be included in the Aggregation Group to meet the requirements of sections 401(a)(4) or 410 of the U.S. Code.

            (C) For purposes of this paragraph (2), the calculation of the percentage at which contributions are made for a Key Employee shall be based only on his or her Compensation.

  (b) For any Plan Year in which the conditions in (1) and (2) below are met, "Four percent" shall be substituted for "Three percent" in (a)(1). The conditions are:

       (1) For the Plan Year in question, the Plan must be Top-Heavy but not Super Top-Heavy, and

       (2) The Plan Year must overlap any Limitation Year in which a Key Employee who participates in any plan in the Aggregation Group would (after all appropriate adjustments allowed by statute and regulation) exceed the limitations on contributions and benefits under section 415 of the U.S. Code if the dollar limitations in the defined benefit plan fraction and the defined contribution plan fraction under U.S. Code section 415(e) are multiplied by
  1.0 rather than 1.25.


  (c) The Top-Heavy Minimum of this Section shall be reduced by the amount of Nonintegrated employer contributions otherwise made on the Employee's behalf under this Plan and all other defined contribution plans of the Affiliated Companies.

  Section B.06. Participants Under Defined Benefit Plans. For any Plan Year in
  ------------  ----------------------------------------
which the Plan is Top-Heavy, if any employee for whom a contribution is required under the provisions of Section B.03 with respect to such Plan Year would also be eligible for a top-heavy minimum benefit for a corresponding plan year (as defined in (d)) under a defined benefit plan of the Affiliated Companies (prior to the application of the provisions of this Section), then:

  (a) This Section rather than Section B.05 shall apply as to such employee for such Plan Year, and

  (b) The Top-Heavy Minimum shall be a Nonintegrated employer contribution for such employee for such Plan Year, equal to 5% (7-1/2% if the conditions in Section B.05(b)(1) and (2) are met) of such employee's Compensation (without regard to profits and without regard to the amount of contributions, if any, made to defined contribution plans on behalf of Key Employees).

  (c) The Top-Heavy Minimum in (b) shall be reduced by the amount of Nonintegrated employer contributions otherwise made on the employee's behalf under this Plan and all other defined contribution plans of the Affiliated Companies.

  (d) The corresponding plan year shall be determined as follows:

       (1) Ascertain the Determination Date for this Plan utilized to determine that this Plan is Top-Heavy for the relevant year.

       (2) Next ascertain the Determination Date for the defined benefit plan which was aggregated with the Determination Date in (d)(1) under the provisions of Section B.12(i).

       (3) The corresponding plan year for the defined benefit plan shall be the plan year for which the defined contribution plan was determined to be Top-Heavy on the basis of the Determination Date ascertained in (d)(2).

  Section B.07. Super Top-Heavy Plans. For any Plan Year in which the Plan is
  ------------  ---------------------
Super Top-Heavy, then (a) or (b) shall apply as applicable:

  (a) Except as provided in (b), for purposes of the limitations on contributions and benefits under section 415 of the U.S. Code, for any Limitation Year overlapping a Plan Year in which the Plan is Super Top-Heavy, the dollar limitations in the defined benefit plan fraction and the defined contribution plan fraction under U.S. Code section 415(e) (after all appropriate adjustments allowed by statute and regulation) shall be multiplied by 1.0 rather than 1.25.

  (b) If the application of (a) would cause an individual to exceed the combined section 415 limitations on contributions and benefits under U.S. Code section 415(e), then the application of (a) shall be suspended as to such individual until such time as he or she or she no longer exceeds the combined section 415 limitations as modified by (a). During the period of such suspension, there shall be no employer contributions, forfeitures or voluntary employee nondeductible contributions allocated to such individual under any defined contribution plan of the Affiliated Companies and there shall be no accruals for such individual under any defined benefit plan of the Affiliated Companies.

  Section B.08. Leased Employees. For purposes of this Appendix, Leased
  ------------  ----------------
Employees are not considered "employees" unless they are eligible to participate under the terms of the Plan.

  Section B.09. Determination of Top Heaviness. The determination of whether a
  ------------  ------------------------------
plan is Top-Heavy is made as follows:

  (a) If the Plan is not required to be included in an Aggregation Group with other plans, then it is Top-Heavy only if:

       (1) when considered by itself it is a Top-Heavy Plan and

       (2) it is not included in a permissive Aggregation Group that is not a Top-Heavy Group.

  (b) If the Plan is required to be included in an Aggregation Group with other plans, it is Top-Heavy only if the Aggregation Group, including any permissively aggregated plans, is Top-Heavy.

  (c) If a plan is not a Top-Heavy Plan and is not required to be included in an Aggregation Group, then it is not Top-Heavy even if it is permissively aggregated in an Aggregation Group which is a Top-Heavy Group.

  (d) For purposes of this Appendix, except where otherwise indicated, a reference to a plan being Top-Heavy is meant to include a plan which is Top-Heavy or Super Top-Heavy.

  Section B.10. Determination of Super Top Heaviness. The determination of
  ------------  ------------------------------------
whether a plan is Super Top-Heavy is made in the same manner as the determination for Top-Heaviness under the provisions of Sections B.09 and B.11, but substituting "90%" for "60%" in the ratio test in Section B.11.

  Section B.11. Calculation of Top-Heavy Ratios. A plan is Top-Heavy and an
  ------------  -------------------------------
Aggregation Group is a Top-Heavy Group with respect to any plan year if the sum as of the Determination Dates of the Cumulative Accrued Benefits and the Cumulative Accounts of Special Members who are Key Employees for the plan year exceeds 60% of a similar sum determined for all Special Members, excluding Cumulative Accrued Benefits and Cumulative Accounts of former Key Employees from the calculations entirely.

  Section B.12. Cumulative Accounts and Cumulative Accrued Benefits. The
  ------------  ---------------------------------------------------
Cumulative Accounts and Cumulative Accrued Benefits for any Employee are determined as follows:

  (a) "Cumulative Account" means the sum of the amounts of a Special Member's accounts under a defined contribution plan (for an unaggregated plan) or under all defined contribution plans included in an Aggregation Group (for aggregated plans) determined as of the most recent plan valuation date within a 12-month period ending on the Determination Date, increased by:

       (1) For plans not subject to the minimum funding requirements of U.S. Code section 412, except for the first plan year, amounts actually contributed after the valuation date and on or before the Determination Date.

       (2) For plans not subject to the minimum funding requirements of U.S. Code section 412, for the first plan year, the contributions referred to in
  (1) as well as amounts contributed after the Determination Date but allocated as of a date within the first plan year.

       (3) For plans subject to the minimum funding requirements of U.S. Code section 412, amounts that would be allocated as of a date after the valuation date but no later than the Determination Date (even though not then required to be contributed) and amounts contributed or due before the expiration of the 412(c)(10) extended payment period.

  (b) "Cumulative Accrued Benefit" means the sum of the present value of a Special Member's accrued benefits under a defined benefit plan (for an unaggregated plan) or under all defined benefit plans included in an Aggregation Group (for aggregated plans), determined under the actuarial assumptions set forth in such plan or plans, as of the most recent plan valuation date within a 12-month period ending on the Determination Date as if the participant voluntarily terminated service--

       (1) as of the Determination Date, for the first plan year of the plan, or

       (2) for any other plan year, as of the most recent valuation date within the 12-month period ending on the Determination Date, or

       (3) if earlier, the participant's actual termination date.

  The valuation date used must be the same valuation date used for computing costs for minimum funding purposes, regardless of whether a valuation is performed for the year.

  (c) Accounts and benefits are calculated to include all amounts attributable to both employer and employee contributions and forfeitures but excluding amounts attributable to voluntary deductible employee contributions.

  (d) Accounts and benefits are increased by the aggregate distributions (except for amounts already included at the valuation date under (a) and (b)) during the Test Period made with respect to a Special Member under the plan or plans as the case may be or under a terminated plan which, if it had not been terminated, would have been required to be included in the Aggregation Group.

  (e) Rollovers and direct plan-to-plan transfers are treated as follows:

       (1) If the transfer is initiated by the Special Member and made from a plan maintained by an employer not a member of the Affiliated Companies to a plan maintained by the Affiliated Companies, or vice-versa, the transferring plan continues to count the amount transferred under the rules for counting distributions. The receiving plan does not count the amount if accepted after December 31, 1983, but does count it if accepted prior to January 1, 1984.

       (2) If the transfer is not initiated by the Special Member or is made between plans maintained by the Affiliated Companies, the transferring plan no longer counts the amount transferred and the receiving plan does count the amount transferred.

  (f) For plan years beginning after December 31, 1984, the accrued benefits and accounts attributable to any Employee who has not performed services for the Affiliated Companies at any time during the Test Period are not taken into account.

  (g) Benefits paid on account of death are counted as distributions only to the extent they do not exceed the present value of accrued benefits existing immediately prior to death. For life insurance under defined contribution plans, only the cash value of life insurance policies distributed on account of death will be counted as a distribution.

  (h) Solely for the purpose of determining if the Plan, or any other plan included in a required Aggregation Group of which this Plan is a part, is Top-Heavy, the accrued benefit of a Special Member other than a Key Employee shall be determined under:

       (1) The method, if any, that uniformly applies for accrual purposes under all plans maintained by the Affiliated Companies, or

       (2) If there is no such method, as is described in (1), as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rule of section 411(b)(1)(C) of the U.S. Code.

  (I) Calculations are made separately for each plan as of each plan's Determination Date and then all plans are combined by utilizing the Determination Dates for such plans that fall within the same calendar year.

  Section B.13. Other Definitions. For purposes of this Appendix, the
  ------------  -----------------
definitions in Sections B.14-B.23 apply.

  Section B.14. Affiliated Companies. The Company and any entity which is or
  ------------  --------------------
which is a part of an entity which is:

  (a) a member of a controlled group of corporations (within the meaning of section 414(b) of the U.S. Code) with the Company,

  (b) under common control (within the meaning of section 414(c) of the U.S.
Code) with the Company,

  (c) a member of an affiliated service group (within the meaning of section 414(m) of the U.S. Code) with the Company, or

  (d) otherwise required to be aggregated with the Company pursuant to regulations under section 414(o) of the U.S. Code.

  Section B.15. Aggregation Group. For any Determination Date, the Aggregation
  ------------  -----------------
Group includes a plan or group of plans qualified under sections 401(a), 403(a) or 408(k) of the U.S. Code maintained by the Affiliated Companies (including plans which have terminated within the Test Period) which:

  (a) during the Test Period had a Key Employee participant, or

  (b) during the Test Period enabled any plan in which a Key Employee was a participant to meet the requirements of U.S. Code section 401(a)(4) or U.S. Code section 410, or

  (c) were selected by the Company for permissive aggregation (as long as inclusion of the permissive plans would not prevent the entire group of plans from continuing to meet the requirements of U.S. Code sections 401(a)(4) or
410).

  Section B.16. Compensation. Compensation shall include, with respect to a
  ------------  ------------
Limitation Year--

  (a) Amounts actually paid or made available by the Special Aggregation Group in the Limitation Year to an Employee (regardless of whether he or she was a participant in a plan during the entire Limitation Year);

       (1) As wages, salaries, fees for professional services, and other amounts received for personal services actually rendered in the course of employment with the Special Aggregation Group including, but not limited to, commissions paid to salespeople, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses.

       (2) Foreign earned income (as defined in U.S. Code section 911(b)), whether or not excludable from gross income under U.S. Code section 911.

       (3) Amounts described in U.S. Code sections 104(a)(3), 105(a) and 105(h) but only to the extent that these amounts are includible in the gross income of the Employee.

       (4) Amounts paid or reimbursed by the Special Aggregation Group for moving expenses incurred by the Employee, but only to the extent that these amounts are not deductible by the Employee under U.S. Code section 217.

       (5) The value of a nonqualified stock option granted to the Employee by the Special Aggregation Group, but only to the extent that the value of the option is includible in the gross income of the Employee for the taxable year in which granted.

       (6) The amount includible in the gross income of a participant upon making the election described in U.S. Code section 83(b).

       (7) Any amounts received by the Employee pursuant to an unfunded nonqualified plan in the year such amounts are includible in the gross income of the Employee.

  (b)  Compensation does not include -

       (1) Contributions made by the Special Aggregation Group to a plan of deferred compensation to the extent that, before the application of the U.S. Code section 415 limitations to that plan, the contributions are not includible in the gross income of the Employee for the taxable year in which contributed.

       (2) Elective deferrals by an Employee under a cash or deferred arrangement qualified under section 401(k) or 408(k)(6) of the U.S. Code.

       (3) Contributions made by an employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in section 403(b)(whether or not the contributions are excludable from the gross income of the Employee).

       (4) Employer contributions made on behalf of an Employee to a simplified Employee pension described in section 408(k) for the taxable year in which contributed to the extent such contributions are excludable by the Employee under U.S. Code section 402(h).

       (5) Any distributions from a plan of deferred compensation, regardless of whether such amounts are includible in the gross income of the Employee when distributed (except as provided in (a)(7) above).

       (6) Amounts realized from the exercise of a nonqualified stock option.

       (7) Amounts realized when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture (see U.S. Code section 83 and the regulations thereunder).

       (8) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option.

       (9) Premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee).

       (10) Other amounts which receive special tax benefits.

  Section B.17. Determination Date. With respect to a plan for any plan year,
  ------------  ------------------

  (a) the last day of the preceding plan year, or

  (b) in the case of the first plan year of the plan, the last day of the plan year.

  Section B.18. Key Employee. Any Special Member who is or was, at any time
  ------------  ------------
during the Test Period, any one or more of the following:

  (a) A person who in the same plan year was both an officer of any member of the Affiliated Companies and had annual Compensation with respect to such plan year greater than 50% of the amount in effect under section 415(b)(1)(A) for the calendar year in which the plan year ends. The maximum number of officers shall be the lesser of:

       (1)  Fifty or,

       (2) The greater of (A) three or (B) 10 percent (rounded to the next highest integer) of the greatest number of Employees who performed services for the Affiliated

  Companies in any year in the Test Period. The following Employees are excluded in determining the number of Employees:

            (i)    Employees who have not completed 6 months of service;

            (ii)   Employees who normally work less than 17-1/2 hours per week;

            (iii) Employees who normally work during not more than 6 months during any year;

            (iv)   Employees who have not attained age 21;

            (v) Employees who are nonresident aliens and who receive no earned income (within the meaning of section 911(d)(2) of the U.S. Code) from the Affiliated Companies which constitutes income from sources within the United States (within the meaning of section 861(a)(3) of the U.S. Code).

If there are more officers than are to be counted under such maximum, then the Key Employees shall be those who have the highest annual Compensation while officers in any of the years in the Test Period.

  (b) One of the 10 Employees of the Affiliated Companies who, in the same plan year of the Test Period:

       (1) have annual Compensation with respect to the plan year greater than the limitation in effect under U.S. Code section 415(c)(1)(A) for the calendar year in which the plan year ends,

       (2) own (or are considered to own within the meaning of U.S. Code section
  318) a half-percent interest in a member of the Affiliated Companies, and

       (3) own (or are considered to own within the meaning of U.S. Code section
  318) interests (in terms of percentage) in any member of the Affiliated Companies in any plan year in which they meet (1) and (2) which are the largest when compared to such ownership interests of all other Employees of the Affiliated Companies during the Test Period in which such other Employees also meet (1) and (2).

For purposes of this paragraph (b), a person's ownership interest for any year shall be his or her highest ownership interest at any point in the year and, if two persons have the same ownership interest, the one with the greater annual Compensation with respect to the plan year during which any part of that ownership interest existed shall be treated as owning the larger interest.

  (c) An Employee of the Affiliated Companies who, during the Test Period, owns (or is considered to own within the meaning of U.S. Code section 318) more than five percent of the outstanding stock of any member of the Affiliated Companies or stock possessing more than five percent of the total combined voting power of such stock.

  (d) An Employee of the Affiliated Companies who would be described in paragraph (c) above if "one percent" were substituted for "five percent" each place it appears in paragraph (c) above, and who has annual pay of more than $150,000 with respect to the plan year of such ownership. An Employee's "pay" for this purpose includes all amounts paid to the Employee by the Affiliated Companies which is treated as "Compensation" under section 415(c)(3) of the U.S. Code plus salary reduction contributions to a cafeteria plan, a 401(k) plan or a simplified Employee pension.

For purposes of determining ownership under this Section, U.S. Code section 318(a)(2)(C) shall be applied by substituting "five percent" for "50 percent" and the rules of subsections (b), (c), (m) and (o) of section 414 of the U.S. Code shall not apply.

  Section B.19. Limitation Year. The limitation year specified in a plan, but if
  ------------  ---------------
none is specified, the calendar year.

  Section B.20. Nonintegrated. A "Nonintegrated" benefit means a benefit
  ------------  -------------
determined without taking into account contributions or benefits under U.S. Code chapter 2 (relating to tax on self-employment income), U.S. Code chapter 21 (relating to the Federal Insurance Contributions Act), title II of the Social Security Act, or any other Federal or State Law.

  Section B.21. Special Member. For purposes of this Appendix, any person
  ------------  --------------
employed or formerly employed by the Affiliated Companies and shall also include any Beneficiary of any such person, provided that the requirements of Sections B.02-B.06 shall not apply to any person included in a unit of Employees covered by an agreement which the Secretary of Labor finds (in accordance with the rules of section 7701(b) of the U.S. Code) to be a collective bargaining agreement between Employee representatives and one or more members of the Affiliated Companies if there is evidence that retirement benefits were the subject of good faith bargaining between such Employee representatives and such member or members of the Affiliated Companies.

  Section B.22. Test Period. The plan year containing the Determination Date
    ----------  -----------
concerned, and the four preceding plan years.

  Section B.23. Year of Service. Years of Service shall be determined under the
  ------------  ---------------
same rules as for vesting under the Plan, to the extent not inconsistent with the provisions of this Appendix.

                                   EXHIBIT AA

  The Employing Companies under this Plan shall include only those entities which became part of the Northrop Grumman affiliated group as a result of the ESSD acquisition, and only to the extent of:

  (a) former Westinghouse employees who participated in the Predecessor Plan and who became employees of the Northrop Grumman affiliated group on March 1, 1996 as a result of the ESSD Acquisition, and

  (b) new hires, on or after March 1, 1996, who work at the same locations as the employees described in (a).